Consent of Independent Registered Public Accounting Firm

The Alkaline Water Company Inc.
Scottsdale, Arizona

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-231432, 333-229203 and 333-229428) and the Registration Statement on Form S-8 (No. 333-209065) of our reports dated July 1, 2019, relating to our audit of the consolidated financial statements and the disclaimer of our opinion of The Alkaline Water Company Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ Prager Metis CPAs, LLC

Prager Metis CPAs, LLC
Basking Ridge, New Jersey
July 1, 2019